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                                                                    EXHIBIT 10.2
                             CHESTERFIELD FEDERAL
                         SAVINGS AND LOAN ASSOCIATION
                          SEVERANCE COMPENSATION PLAN
                          FOR OFFICERS AND EMPLOYEES


                                 PLAN PURPOSE

     The purpose of the Chesterfield Federal Savings and Loan Association Severance Compensation Plan for Officers and Employees is to provide certain officers and employees of Chesterfield Federal Savings and Loan Association (the "Association") with certain benefits in the event of a Change in Control of the Association or its parent, Chesterfield Financial Corp. The benefits contemplated by the Plan recognize the valuable services and contributions of the officers and employees of the Association as well as the uncertainties relating to continued employment, reduced employee benefits, management changes and officer or employee relocations that may arise in the event of a Change in Control of the Association or the Company. The Board of Directors of the Association (the "Board") believes that it is in the best interest of the Association to provide its officers and employees with such benefits in order to assist officers and employees of the Association in defraying the costs and changes in employment status that could be imposed by a Change in Control. The Board believes that the Plan will also aid the Association in attracting and retaining highly qualified individuals who are essential to its success. Furthermore, the Plan's assurance of fair treatment of the Association's officers and employees will reduce the distractions and other adverse effects on officers' and employees' performance in the event of a Change in Control in the Association or the Company.

                                   ARTICLE I
                             ESTABLISHMENT OF PLAN

     1.1  Establishment of Plan
          ---------------------

     As of the Effective Date of the Plan, the Association hereby establishes a severance compensation plan to be known as the "Chesterfield Federal Savings and Loan Association Severance Compensation Plan for Officers and Employees."

     1.2  Applicability of Plan
          ---------------------

     The benefits provided by this Plan shall be available to the (i) full-time employees who have been employed by the Association for at least one year, and
(ii) full-time officers of the Association set forth at Schedule A who have been specifically approved by resolution of the Board to be eligible to participate in the Plan, except for those executive officers who have entered into and continue to be covered by employment agreements or special termination agreements who, at or after the Effective Date, meet the eligibility requirements of Article III. This Plan shall not operate or be interpreted to reduce or be in lieu of compensation or benefits inuring to officers or employees elsewhere provided. No provision of this Plan shall be interpreted to mean that officers and employees shall receive fewer benefits than those available without reference to this Plan.
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     1.3  Contractual Right to Benefits
          -----------------------------

     This Plan establishes and vests in each Participant a contractual right to the benefits to which each Participant is entitled hereunder, enforceable by the Participant against the Association, Company, or both. All Severance Payments provided in the Plan shall be paid in cash or check to the Participant or to a third party for his benefit from the general funds of the Association or Company. The Company unconditionally guarantees payment of all amounts and benefits due from the Association that are not promptly paid or provided by the Association.

                                  ARTICLE II
                         DEFINITIONS AND CONSTRUCTION

     2.1  Definitions
          -----------

     Whenever used in the Plan, the following terms shall have the meanings set forth below.

          (a) "Compensation" of a Participant means the Participant's salary or hourly rate of pay for services performed for the Employer during the period specified in the Plan.

          (b) "Association" means Chesterfield Federal Savings and Loan Association or any successor as provided for in Article VII hereof.

          (c) "Cause" shall mean the Officer's or Employee's intentional failure to perform stated duties, personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of any material provision of this Plan. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institution industry.

          (d) "Change in Control" of the Association or the Company shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Association or the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as
(a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities, except for any securities purchased by the Association's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Company or similar transaction in which the Association or Company is not the surviving institution occurs.

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          (e) "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Company" means Chesterfield Financial Corp.

          (g) "Effective Date" as to Officers and Employees of an Employer means the date the Plan is approved by the Board, or such other date as the Board shall designate in its resolution approving the Plan.

          (h) "Employee" means an employee of an Employer who has been employed by the Employer on a full-time basis for at least one year, excluding any executive officer of the Association which is covered by an employment agreement or special termination agreement.

          (i) "Employer" means the Association, the Company or an affiliate within the meaning of Code Section 1504(a), which has adopted the Plan pursuant to Article VI hereof.

          (j) "Officer" means an Officer of an Employer employed by the Employer on a full-time basis and identified in Schedule A, excluding any officer of the Association who is covered by an employment agreement or special termination agreement.

          (k) "Parent" means Chesterfield Financial Corp., the holding company of the Association.

          (l) "Participant" means an Officer or Employee who meets the eligibility requirements of Section 3.1.

          (m) "Plan" means the Chesterfield Federal Savings and Loan Association Severance Compensation Plan for Officers and Employees.

          (n) "Severance Payments" means the payment of severance compensation as provided in Article IV hereof.

     2.2  Applicable Law
          --------------

     To the extent not preempted by the laws of the United States, the laws of the State of Illinois shall be controlling in all matters relating to the Plan.

     2.3  Severability
          ------------

     If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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                                  ARTICLE III
                                  ELIGIBILITY

     3.1  Participation
          -------------

     Eligible Employees shall become Participants on the Effective Date. Each Officer who has been added to Schedule A after having been specifically approved by resolution of the Board to participate in the Plan shall become a Participant on the day following such Board approval, and (ii) each employee who has been employed by the Employer for one year shall become a Participant on the anniversary of his entry date. Notwithstanding the foregoing, any person who has entered into and continues to be covered by an employment agreement or special termination agreement with the Employer shall not be entitled to participate in this Plan.

     3.2  Duration of Participation
          -------------------------

     A Participant shall cease to be a Participant in the Plan when the Participant ceases to be an Officer or Employee of an Employer, unless such Participant is entitled to Severance Payments as provided in the Plan. A Participant entitled to receipt of Severance Payments shall remain a Participant in this Plan until the full amount of the Severance Payments has been paid to the Participant.

                                  ARTICLE IV
                                   PAYMENTS

     4.1  Right to Payment
          ----------------

     A Participant shall be entitled to receive Severance Payments from the Association in the amount provided in Section 4.3 if there has been a Change in Control of the Association or the Company and if, within two years thereafter, the Participant's employment by an Employer shall terminate for any reason specified in Section 4.2, whether the termination is voluntary or involuntary. A Participant shall not be entitled to Severance Payments if termination occurs by reason of death, voluntary retirement, voluntary termination other than for reasons specified in Section 4.2, total and permanent disability, or for Cause.

     4.2  Reasons for Termination
          -----------------------

     Following a Change in Control, a Participant shall be entitled to Severance Payments if the Participant terminates employment with the Employer for any one or more of the following reasons:

     (a) The Employer reduces the Participant's base salary or rate of compensation as in effect immediately prior to the Change in Control, or as the same may have been increased thereafter.

     (b) The Employer assigns to the Participant any duties inconsistent with the Participant's duties, responsibilities or status with the Employer immediately prior to the Change in Control, or changes his or her reporting responsibilities, titles or offices.

     (c) The Employer requires the Participant to change the location of his job or office, so that such Participant will be based at a location more than thirty
(30) miles from the location of his job or office immediately prior to the Change in Control, provided that such new location is not closer to Participant's home.

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     (d)  The Employer fails to continue in effect any vacation benefits, pension plan, dental plan, life insurance plan, health, accident or disability plan in which the Participant is participating immediately prior to the Change in Control (or plans providing substantially similar benefits), except that this subsection shall not apply to non-discriminatory reductions or changes in benefits.

     (e) A successor association or company fails or refuses to assume the Employer's obligations under this Plan, as required by Article VII.

     (f) The Employer terminates the employment of a Participant at, or within two years after a Change in Control, other than for Cause.

     4.3  Amount of Payment
          -----------------

     Each Participant entitled to Severance Payments under this Plan shall receive from the Association a lump sum cash payment, unless another method of payment is selected by the Participant in accordance with Section 4.4, as follows:

          (a) Officers.  Officers who are designated as such on Schedule A shall
              --------
     receive a cash severance payment equal to the Compensation paid to the Officer during the twelve-month period ending on the date of termination.

          (b) Employees.  Employees who have been employed by the Employer for
              ---------
     at least one year shall be entitled to receive, for every two years of employment with the Employer, a cash Severance Payment equal to one month's Compensation for the last full calendar month of employment prior to the Employee's termination of employment, up to a maximum of six months of Compensation. An Employee who has worked for the Employer for at least one year but less than two years will be entitled to a cash Severance Payment equal to one month's Compensation for the last full calendar month of employment prior to termination.

          (c) Life Insurance and Medical Benefit Coverage.  Each
              -------------------------------------------
     Participant entitled to Severance Payments under this Plan shall receive continued life and medical coverage substantially identical to the coverage maintained by the Employer for the Participant prior to the date of termination of employment. Such coverage shall continue for a period equal to the period set forth under paragraphs (a) and (b) above, from the date of termination. Following the termination of medical coverage hereunder, the Participant shall be given the opportunity to elect continued health care coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

          (d) Reductions to Avoid Excess Parachute Payment.  Notwithstanding
              --------------------------------------------
     the provisions of (a), (b) and (c) above, if Severance Payments to a Participant who is a Disqualified Individual shall be in an amount which includes an Excess Parachute Payment, the Severance Payments hereunder to that Participant shall be reduced to the maximum amount which does not include an Excess Parachute Payment. The terms "Disqualified Individual" and "Excess Parachute Payment" shall have the same meaning as defined in
     Section 280G of the Internal Revenue Code of 1986, or any successor section of similar import.

          (e) Compliance with Minimum Capital Requirements.  Notwithstanding
              --------------------------------------------
     the provisions of (a) and (b) above, no payments shall be made hereunder if the Association is not in capital compliance with its minimum capital requirements or if such payments would cause the

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     Association's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Association is in capital compliance, and provided further, that in no event shall total severance compensation from all sources exceed three times a Participant's base salary for the immediately preceding year.


          (f)  Mitigation of Benefits.  The Participant shall not be required to
               ----------------------
     mitigate the amount of the Severance Payments by seeking other employment or otherwise, nor shall the amount of such Severance Payments be reduced by any compensation earned by the Participant as a result of employment after termination of employment by an Employer.

     4.4  Time of Severance Payment
          -------------------------

     The Severance Payments to which a Participant is entitled shall be paid by the Employer to the Participant, in cash, either in full, bi-weekly, or annually, at the election of the Participant, commencing not later than ten
(10) days after the termination of the Participant's employment. If any Participant should die before all amounts have been paid, such unpaid amounts shall be paid to the Participant's named beneficiary, if living, otherwise to the personal representative of the Participant's estate.

                                   ARTICLE V
                    OTHER RIGHTS AND BENEFITS NOT AFFECTED

     5.1  Other Benefits
          --------------

     Except to the extent a Participant shall voluntarily agree otherwise, neither the provisions of this Plan nor the Severance Payments provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Participant's rights as an Officer or Employee of an Employer, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock ownership or any employment agreement or other plan or arrangement.

     5.2  Employment Status
          -----------------

     This Plan does not constitute a contract of employment or impose on the Participant or the Participant's Employer any obligation to retain the Participant as an Officer or Employee, to change the status of the Participant's employment, or to change the Association's policies regarding termination of employment. This Plan only applies if there has been a Change in Control.

                                  ARTICLE VI
                            PARTICIPATING EMPLOYERS

     6.1 Upon approval by the Board, this Plan may be adopted by the Company of the Association. Upon such adoption, the Company shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Officers and Employees of that Company.

                                  ARTICLE VII
                         SUCCESSOR TO THE ASSOCIATION

     7.1 The Association shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association, expressly and unconditionally to assume and agree to perform the Association's obligations

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under this Plan, in the same manner and to the same extent that the Association would be required to perform if no such succession or assignment had taken place.

                                 ARTICLE VIII
                      DURATION, AMENDMENT AND TERMINATION

     8.1  Duration of Plan
          ----------------

     The term of this Plan shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Plan and continuing at each anniversary date thereafter, the Board may extend the Plan for an additional year.

     If a Change in Control occurs, this Plan shall continue in full force and effect, and shall not terminate or expire until two years after the occurrence of a Change in Control.

     8.2  Amendment and Termination
          -------------------------

     The Plan may be terminated or amended in any respect by resolution adopted by two-thirds of the Board, unless a Change in Control has previously occurred. If a Change in Control occurs, the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.

     8.3  Form of Amendment
          -----------------

     The form of any proper amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Association, certifying that the amendment or termination has been approved by the Board. A proper amendment of the Plan automatically shall effect a corresponding amendment to all Participant's rights hereunder. A proper termination of the Plan automatically shall effect a termination of all Participants' rights and benefits hereunder.

                                  ARTICLE IX
                              REQUIRED PROVISIONS
                                   [to come]

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                                   ARTICLE X
                            LEGAL FEES AND EXPENSES

     9.1 The Association shall pay all reasonable legal fees, costs of litigation, and other reasonable expenses incurred by each Participant who is successful in a challenge resulting from the Association's refusal to make the Severance Payment to which the Participant becomes entitled under this Plan, or as a result of the Association's contesting the validity, enforceability or interpretation of the Plan.

                                  ARTICLE XI
                                  ARBITRATION

     10.1 Each Participant shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with the Plan settled by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Participant within fifty (50) miles from the location of the Association, in accordance with rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the reasonable fees and expenses of the counsel for the Participant, shall be borne by the Association.


     IN WITNESS WHEREOF, the Association has caused this Plan to be executed and its seal affixed hereunto by its duly authorized officers this _____ day of _________________, _______.


ATTEST:                             CHESTERFIELD FEDERAL SAVINGS
                                    AND LOAN ASSOCIATION


                                    By:
__________________                      ___________________________
Secretary                               Authorized Officer

[SEAL]

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